Exhibit 99.1

GLUCOTRACK ANNOUNCES ORAL & POSTER PRESENTATIONS AT THE 2024 Diabetes technology meeting

Updated preclinical data for the continuous blood glucose monitor to be presented at major diabetes technology conference

Rutherford, NJ, October 1, 2024 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that updated preclinical data for its continuous blood glucose monitor (“CBGM”) will be presented at the 24th Annual Diabetes Technology Meeting, to be held from October 15-17, 2024, in Burlingame, California.

The Diabetes Technology Meeting is a highly regarded forum where the latest advancements in diabetes technology are presented and discussed. The meeting covers a wide range of topics, including new high-tech tools, automated insulin delivery systems, and innovations in continuous glucose monitoring.

Mark Tapsak, PhD, Vice President of Sensor Technology, will deliver the oral presentation, titled “The Technology Behind Continuous Blood Glucose Monitoring” on Thursday, October 17, 2024. “We are pleased to highlight updated preclinical data on Glucotrack’s CBGM,” said Dr. Tapsak. “These data extend the results that have previously been presented and support the ability of the CBGM to accurately measure glucose levels without the lag time associated with interstitial glucose. The ability of our novel technology to provide real-time continuous glucose monitoring over an extended period and without an on-body wearable will enable a less intrusive approach to daily living for people with diabetes.”

Two posters will also be presented at the meeting. The posters will be made available on the Glucotrack website following the poster session at the conference. The poster sessions are Tuesday, October 15, 2024 from 4:30 – 6:30 PM and Wednesday, October 16, 2024 from 5:00 – 7:00 PM.

Poster #1 Title: In Vivo Evaluation of Novel Long-Term Intravascular Continuous Blood Glucose Monitor in a Chronic Ovine Model

Poster #2 Title: Exploratory Study of Continuous Glucose Monitoring in the Epidural Space in Swine

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com